UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): January 29, 2013

Piedmont Natural Gas Company, Inc.

(Exact Name of Registrant as Specified in Charter)

North Carolina

(State of Other Jurisdiction of Incorporation)

1-6196	56-0556998
(Commission File Number)	(IRS Employer Identification No.)

4720 Piedmont Row Drive, Charlotte, NC	28210
(Address of Principal Executive Offices)	(Zip Code)

704-364-3120

(Registrant’s Telephone Number, Including Area Code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

Piedmont Natural Gas Company, Inc. (the “Company”) entered into an underwriting agreement dated January 29, 2013 (the “Underwriting Agreement”) among the Company, Morgan Stanley & Co. LLC, in its capacity as the forward counterparty (the “Forward Counterparty”), and the underwriters listed on Schedule II thereto (the “Underwriters”), relating to the sale by the Underwriters of an aggregate of up to 4,600,000 shares of the Company’s common stock, no par value (the “Common Stock”), of which:

•	3,000,000 shares (the “Direct Shares”) would be issued by the Company and delivered directly to the Underwriters;

•	1,000,000 shares (the “Forward Shares”) would be borrowed and delivered to the Underwriters by the Forward Counterparty (the “Forward Sale”); and

•

600,000 shares (the “Additional Shares”) would be subject to the Underwriters’ 30-day option to purchase additional Common Stock, and would be, at the Company’s option, either issued at the time of purchase and delivered directly to the Underwriters or borrowed and delivered to the Underwriters by the Forward Counterparty.

The Underwriters offered the Direct Shares and Forward Shares to the public at a price of $32.00 per share (the “Offering”). The closing of the Offering occurred on February 4, 2013 after the satisfaction of customary closing conditions. As of the closing, the Underwriters had not exercised their option to purchase Additional Shares.

The Company also entered into a Confirmation of Forward Sale Transaction dated January 29, 2013 (the “Forward Sale Agreement”) with the Forward Counterparty related to the Forward Sale. Although the Company expects to physically settle the Forward Sale Agreement entirely by delivering an aggregate of 1,000,000 shares of Common Stock, it may elect cash or net share settlement, in its discretion, for all or a portion of its obligations under the Forward Sale Agreement. In the event that the Company elects physical settlement of the Forward Sale Agreement, it will deliver shares of Common Stock in exchange for cash proceeds at the initial forward sale price of $30.88 per share (which is the public offering price less the underwriting discount), subject to adjustment as provided in the Forward Sale Agreement. Settlement of the Forward Sale Agreement will occur no later than December 15, 2013.

The Company intends to use the net proceeds it receives from the Offering to finance capital expenditures, to repay outstanding short-term, unsecured notes under the Company’s commercial paper program and for other general corporate purposes.

The Offering, the Underwriting Agreement and the Forward Sale Agreement are described in more detail in the prospectus supplement of the Company, dated January 29, 2013, together with the related prospectus dated July 7, 2011, filed with the Securities and Exchange Commission under Rule 424(b) on January 30, 2013. The Underwriting Agreement and Forward Sale Agreement contain various representations, warranties and agreements by the Company, conditions to closing, indemnification rights and obligations of the parties and termination provisions. The description of the Underwriting Agreement and the Forward Sale Agreement set forth above is qualified in its entirety by reference to the Underwriting Agreement and the Forward Sale Agreement, which are filed as exhibits to this Current Report on Form 8-K and incorporated by reference herein.

This Current Report on Form 8-K is being filed for the purpose of filing exhibits to the Registration Statement on Form S-3 (File No. 333-175386) relating to the Offering. A copy of the Underwriting Agreement is filed as Exhibit 1.1, a copy of the Forward Sale Agreement is filed as Exhibit 99.1, an opinion of Parker Poe Adams & Bernstein LLP is filed as Exhibit 5.1 and the consent of Parker Poe Adams & Bernstein LLP is filed as Exhibit 23.1.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description of Exhibit

1.1	Underwriting Agreement dated January 29, 2013 among the Company, Morgan Stanley & Co. LLC, J.P. Morgan Securities LLC and Wells Fargo Securities, LLC, individually and acting as representatives of each of the other underwriters named in Schedule II thereto, and Morgan Stanley & Co. LLC, as forward counterparty.

5.1	Opinion of Parker Poe Adams & Bernstein LLP regarding the legality of the shares.

23.1	Consent of Parker Poe Adams & Bernstein LLP (included in the opinion filed as Exhibit 5.1 to this Current Report on Form 8-K).

99.1	Confirmation of Forward Sale Transaction dated January 29, 2013 between the Company and Morgan Stanley & Co. LLC, in its capacity as the forward counterparty.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PIEDMONT NATURAL GAS COMPANY, INC.

Date: February 4, 2013	By:	/s/ Karl W. Newlin
Karl W. Newlin
Senior Vice President and Chief Financial Officer